EXHIBIT 99.2

Proterra Announces Results of Chapter 11 Sale of the Proterra Transit and Energy Business Lines

Phoenix Motor, Inc. Selected as Winning Bidder to Acquire Proterra Transit

CSI Selected as Winning Bidder to Acquire Proterra Energy Through Reorganization

Sale Hearing Scheduled for November 28 for Bankruptcy Court to Approve Acquisitions

BURLINGAME, Calif., Nov. 13, 2023 – Proterra Inc (OTC: PTRAQ) (“Proterra” or the “Company”), a leading innovator in commercial vehicle electrification technology, today announced that the Company has successfully concluded the “Track A” auction of its Chapter 11 sales process. Phoenix Motor, Inc. (“Phoenix”) has been selected as the winning bidder to acquire the Proterra Transit business line. CSI GP I LLC, CSI Prodigy Holdco LP, CSI Prodigy CoInvestment LP, and CSI PRTA Co-Investment LP (“CSI”) has been selected as the winning bidder to acquire the Proterra Energy business line, which includes the Company’s Valence fleet and energy management product offering, through a chapter 11 plan of reorganization.

Both acquisitions are subject to the bankruptcy court’s approval, as well as regulatory approvals and closing conditions.

Proterra Transit is a leading manufacturer of zero-emission, electric transit vehicles serving the North American public transportation market. Proterra Energy provides fleet operators with a comprehensive set of EV charging solutions to scale zero-emission commercial vehicle fleets, which includes the Company’s Valence fleet and energy management tool.

The Company previously announced that it successfully concluded the “Track B” auction of its Chapter 11 sales process with Volvo Battery Solutions LLC (“Volvo”) as the winning bidder to acquire the Company’s Proterra Powered business line.

The Company will seek the bankruptcy court’s approval of both the “Track A” and “Track B” acquisitions on November 28, 2023.

Additional Information

All court filings regarding the Chapter 11 sales process, as well as additional information about Proterra’s Chapter 11 proceedings are available at https://www.kccllc.net/proterra or by calling call 888-251-3076 for U.S./Canadian calls or 310-751-2617 for international calls.

Moelis & Company LLC is acting as the Company’s investment banker, FTI Consulting is acting as the Company’s financial advisor, and Paul Weiss, Rifkind, Wharton & Garrison LLP is acting as the Company’s legal advisor.

About Proterra

Proterra is a leader in the design and manufacture of zero-emission electric transit vehicles and EV technology solutions for commercial applications. With industry-leading durability and energy efficiency based on rigorous U.S. independent testing, Proterra products are proudly designed, engineered, and manufactured in America, with offices in Silicon Valley and South Carolina. For more information, please visit www.proterra.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, including risks and uncertainties relating to the Company’s Chapter 11 cases. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2023, as amended on May 1, 2023, the Company’s quarterly report for the three and nine months ended September 30, 2023, filed on November 6, 2023 or the Company’s other filings with the SEC. The forward-looking statements included in this press release speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Media Contact
PR@proterra.com